UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule
☐	4c-5(d)(2))
☒	Definitive Information Statement

GOLDEN GLOBAL CORP.

(Name of Registrant as Specified in its Charter)

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GOLDEN GLOBAL CORP.

21573 San Germain Avenue

Boca Raton, FL 33433

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholders:

The purpose of this letter is to inform you that the holder of a majority of the voting rights of Golden Global Corp., a Nevada corporation ("we," "us" or the "Company"), represented by the Company’s issued and outstanding shares of Series A Convertible Preferred Stock (the “Majority Voting Shareholder”), pursuant to a written consent in lieu of a meeting in accordance with the Nevada General Corporation Law (“NGCL”), approved and authorized an amendment to the Company’s Articles of Incorporation to effectuate a 1-for-1,800 reverse stock split of the Company’s issued and outstanding shares of common stock.

The reverse stock split will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada in the form annexed as Exhibit A to this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed thereunder and notice of the action by written consent in lieu of a meeting of the Majority Voting Shareholder pursuant to the NGCL.  Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of the Information Statement to our shareholders.

I encourage you to read the enclosed Information Statement, which is being provided to all of our shareholders.  It describes the corporate actions taken in detail.

Sincerely,

/s/ Erik Blum
Erik Blum
CEO

Dated: June 30, 2016

This Information Statement is dated June 30, 2016 and is first being mailed to shareholders of record of GOLDEN GLOBAL CORP. on June 30, 2016.

GOLDEN GLOBAL CORP.

21573 San Germain Avenue

Boca Raton, FL 33433

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR ACTION OF THE COMPANY'S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to shareholders of GOLDEN GLOBAL CORP. ("we", "us" or the "Company") in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the Nevada General Corporation Law (“NGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters' rights under the NGCL are afforded to our shareholders as a result of the corporate action described in this Information Statement. The record date for determining the shareholders entitled to receive this Information Statement has been established as of the close of business on June 28, 2016 (the "Record Date").

OUTSTANDING COMMON STOCK

As of the Record Date, we had issued and outstanding 2,628,158,724 shares of common stock, par value $0.0001 per share, such shares constituting all of the Company's issued and outstanding common stock.

The NGCL permits the holders of a majority of our voting rights to approve and authorize actions by written consent as if the actions were undertaken at a duly constituted meeting of the shareholders of the Company. On March 18, 2016, the Company’s Board of Directors and the holder (the “Majority Voting Shareholder”) of our Series A Preferred Stock (the “Series A Stock”) consented in writing to the matter described herein. The Series A Stock entitles the holder thereof to 51.0% of the voting rights of the Company on all matters presented to shareholders for a vote, including the matters set forth herein.

CORPORATE ACTION

The corporate action described in this Information Statement will not afford shareholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

The Majority Voting Shareholder has, pursuant to a written consent in lieu of a meeting, approved and authorized an amendment to the Company’s Articles of Incorporation implementing a reverse stock split of our common stock by a ratio of 1-for-1,800.

We will pay the expenses of furnishing this Information Statement to our shareholders, including the cost of preparing, assembling and mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of the Record Date, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock;

•	each of the Company's executive officers as of the Record Date;

•	each of Company's directors; and

•	all of the Company's executive officers as of the Record Date and directors as a group.

Beneficial ownership is determined in accordance with Securities and Exchange Commission “SEC”) rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within sixty (60) days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Golden Global Corp., 21573 San Germain Avenue, Boca Raton, Florida 33433.  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or convertible securities held by such persons that are exercisable within 60 days of the Record Date, but excludes shares of common stock underlying options or other convertible securities held by any other person.  The number of shares of common stock outstanding as of the Record Date was 2,628,158,724.  Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

Name of Beneficial Owner	Number of Shares of
or	Common Stock Beneficially
Identity of Group	Owned		Percent of Class

Erik Blum	150,000,000	(1)	5.71%

Michael Jeffrey Starkweather	0		0%

All executive officers and directors as a group (two persons)	150,000,000	(1)	5.71%

(1)  This figure does not include the 500 shares of Series A Stock owned and held of record by Mr. Erik Blum that entitle him to 51.0% of the voting rights of the Company on all matters presented to the shareholders for a vote.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties.  Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry.  Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements.  The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.  The Company believes that such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors.  Words such as "anticipates," "believes," "estimates," "expects," "hopes," "targets" or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

The Company believes that a reverse stock split is desirable because it could improve the marketability and liquidity of our common stock, and assist us in attracting future investment capital.

Marketability

The Company believes that the increased market price of our common stock expected as a result of implementing a reverse split could improve the marketability and liquidity of our stock and will encourage interest and trading in our stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. Our Board of Directors is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. The structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The reverse split is intended, in part, to result in a price level for our common stock that will increase investor interest and eliminate the resistance of brokerage firms. No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained. In addition, no assurances can be given that the reverse split will increase the price of our common stock to a level that is attractive to brokerage houses and institutional investors.

Effects of the Reverse Stock Split

Once the reverse stock split is implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio. The reverse stock split will not affect the listing of our common stock on the OTC Market.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. Moreover, the number of shareholders of record will not be affected by the reverse stock split.

Upon the completion of the reverse split, the Company will have additional shares of common stock available for issuance. Although the Company may use the additional authorized shares of common stock in the future to raise additional capital, is has no specific plans, arrangements, or understandings to do so beyond making shares available for issuance pursuant to the conversion of outstanding convertible debt and the exercise of outstanding options and warrants, if applicable.

On the effective date of the reverse split, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with the reverse split ratio.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse split. Instead, the Company will issue one whole share of the post-reverse stock split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split. The number of authorized common stock shall remain unaffected and the par value shall remain at $0.0001 per share.

Other Effects

If approved, the reverse split will result in some shareholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Exchange of Stock Certificates

As soon as practicable after the completion of the reverse split, shareholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Tax Consequences

Shareholders should consult their own tax advisors as to the effect of the reverse split under applicable tax laws.

SHAREHOLDERS' RIGHTS

The elimination of the need for a special meeting of the shareholders to approve the action set forth herein is authorized by the NGCL, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.

DISSENTERS' RIGHTS

The NGCL does not provide for dissenter's rights in connection with the corporate actions proposed in this Information Statement.

SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: wvvw.nvsos.gov	*09020 *

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of corporation:                  Golden Global Corp.

2.           The articles have been amended as follows: (provide article numbers, if available):

Article 3 is hereby amended in its entirety to read as follows:

“3. AUTHORIZED STOCK:

4,500,000,000 shares of common stock, $0.0001 par value per share.

250,000,000 shares of preferred stock, $0.0001 par value per share.

Effective as of the filing date of this Amendment, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation will be subject to a 1-for-1,800 reverse stock split, with all fractional shares being rounded up to the nearest whole share. The par value of the shares of common stock will remain $0.0001. The reverse stock split will not change the number of authorized shares of common stock.”

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.0%

Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

Signature: (required)

Erik Blum, CEO	Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

This form must be accompanied by appropriate fees.	Revised: 8-31-11